UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 21, 2005
BANK OF COMMERCE HOLDINGS
(Exact name of Registrant as specified in its charter)

California	0-25135	94-2823865

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1951 Churn Creek Road
Redding, California	96002

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (530) 224-3333
N/A
(Former Name or Former Address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act: None
Securities registered pursuant to Section 12(g) of the Act:
Common Stock, no par value per share
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))
Indicate the number of shares outstanding of each of the issuer’s class of common stock, as of the latest practicable date. December 21, 2005: 8,657,896

Section 8 — Other Events
Item 8.01. Other Events
Change in Control Agreements. At the December 20, 2005 Board of Directors meeting, the Executive Compensation Committee approved Change in Control Agreements (“Agreements”) for four Executive Officers. The decision to provide the Agreements are to encourage the Executive to remain as an employee and to provide such benefits from the general assets of the Company should there be any diminution in salary or job duties within twelve months of a change in control of the Company.
All Agreements are identical. Upon a Change in Control and in the event of an early termination or diminution in salary of job duties, the bank shall pay to the Executive compensation equal to one year’s salary at the salary rate being paid to the Executive at the time of the Change in Control together with an amount equal to one years profit sharing, based upon the average profit sharing received by the Executive for the prior three years. In the event the Executive is terminated without cause, the bank shall pay to the Executive compensation equal to six months salary at the salary rate being paid to the Executive together with an amount equal to one-half year’s profit sharing , based upon the average profit sharing received by the Executive for the prior three years. No benefits are paid if the Executive is terminated for cause.
Section 9 — Financial Statements and Exhibits.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.
99.1 Change in Control Agreement – Robert O’Neil
99.2 Change in Control Agreement – Randy Eslick
99.3 Change in Control Agreement – Patrick Moty
99.4 Change in Control Agreement – Caryn A. Blais
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 21, 2005	/s/ Linda J. Miles
By: Linda J. Miles Executive Vice President & Chief Financial Officer

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